SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2007

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416-203-3856

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 14, 2007, Robert E. Van Tassell resigned as a member of our board of directors. There were no known disagreements with Mr. Van Tassell on any matter relating to our operations, policies or practices.

Section 8 - Other Events

Item 8.01 Other Events.

On March 14, 2007, our board of directors appointed Edward Flood, Terry Lyons, Jonathan Berg, and James Verraster III to serve as members of our board of directors.

Messrs. Flood, Lyons, Berg, and Verraster have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. There are no family relationships between Messrs. Flood, Lyons, Berg, and Verraster and any of our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Business Experience of Edward Flood, Terry Lyons, Jonathan Berg, and James Verraster III:

Edward Flood has recently accepted the position of Managing Director, Investment Banking, Haywood Securities, UK, Limited. He was the founding President and has been a member of the board of directors of Ivanhoe Mines Ltd. since the company was formed in 1994. His 35-plus years of experience in the international mining field has helped guide Ivanhoe's growth and the establishment of the company as a significant presence in Asia's mineral exploration and mining sectors. Before joining Ivanhoe, Mr. Flood was a principal at Robertson Stephens & Co., an investment bank in San Francisco, USA. He was a member of Robertson Stephens' investment team for the Contrarian Fund, a public mutual fund concentrated on natural resources development projects around the world. He holds a bachelor's degree and a master's degree in Geology.

Terry Lyons is the non-executive Chairman of Northgate Minerals Corporation and a director and officer of several public corporations including Canaccord Capital Inc. (Chairman, Audit Committee), Diamonds North Resources as well as several private corporations. He is a past director of Battle Mountain Gold Company, former Chairman of Westmin Resources Limited and is the past Chairman of the Mining Association of British Columbia. After completing a Bachelor of Science in Civil Engineering, Mr. Lyons attended the University of Western Ontario, graduating with an MBA in 1974.

Jonathan Berg is Vice President of Finance and Chief Administrative Officer of Pericor Therapeutics, Inc., a development stage bio-pharmaceutical company. Prior to his present position, he was President of Berg Capital Corporation, a registered investment advisor, focusing on institutional and high net worth individual clients. Mr. Berg has previously acted as a consultant on corporate structure, and raised funds for a number of small companies in the energy, technology, healthcare and consumer electronics fields. He holds a B.Sc. from the University of California, Berkley and an MBA from the University of Pennsylvania.

James Verraster III is one of the founders and the CEO of Auramet Trading LLC, a global physical precious metals trading, merchant banking and advisory firm. Mr. Verraster has been successful in the Metals Trading and Finance Industry for 30 years. He was a significant contributor to the growth and development of the Rhode Island Hospital Trust National Bank precious metals lease portfolio to industrial end users which, in the mid-1980's, became the largest of any financial institution in the US. In 1996, Standard Bank hired Mr. Verraster to create and head up a comprehensive precious metals financing and physical precious metals trading business. He successfully attracted talented and experienced individuals who assisted in making Standard one of the leading banks dealing in precious metals. Mr. Verraster holds a B.Sc and is an MBA candidate in Accounting and Finance at Bryant College, Providence Rhode Island.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ James Kopperson
James Kopperson
Chief Financial Officer

Date: March 15, 2007